Filed pursuant to Rule 424(b)(5)

Registration No. 333-134002

PROSPECTUS SUPPLEMENT NO. 1 (TO PROSPECTUS DATED MAY 18, 2006)

MECHANICAL TECHNOLOGY INCORPORATED

6,055,556 Shares of Common Stock

Warrants to Purchase 3,027,778 Shares of Common Stock

We are offering up to 6,055,556 shares of our common stock and warrants to purchase up to an additional 3,027,778 shares of our common stock. The common stock and warrants will be sold in units, with each unit consisting of 100 shares of common stock and a warrant to purchase 50 shares of common stock, at an exercise price of $2.27 per share. Each unit will be sold at a negotiated price of $180.00. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is listed on The Nasdaq Global Market under the symbol "MKTY". On December 14, 2006, the last reported sale price of our common stock on The Nasdaq Global Market was $2.26 per share.

Our business and an investment in our securities involve significant risks. These risks are described under the headings "Risk Factors" on page S-2 of this prospectus supplement.

Rodman & Renshaw, LLC ("Placement Agent") has been retained to act as an agent for us in connection with the arrangement of this transaction. We have agreed to pay the Placement Agent the aggregate placement agent fees set forth in the table below. The Placement Agent is not required to sell any specific number or dollar amount of the units but will use commercially reasonable efforts to arrange for the sale of all of the units offered hereby. See "Plan of Distribution" in this prospectus supplement.

	Per Unit (1)	Maximum Offering (1)
Price to the public	$180.00	$10,900,000.00
Placement agent's fees	$9.00	$545,000.00
Proceeds, before expenses, to us	$171.00	$10,355,000.00

(1)

This table does not reflect any proceeds to us from the warrants included in the units we are offering, and we will not receive any proceeds with respect to such warrants unless and until such warrants are exercised. If the warrants were fully exercised, we would receive additional proceeds of $6.9 million. We will not pay the Placement Agent any fee with respect to shares of our common stock issued upon exercise of the warrants.

We estimate that the total expenses of this offering, excluding placement agent fees, will be approximately $75,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

The common stock and the warrants will be issued on or about December 20, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Rodman & Renshaw, LLC

As Placement Agent

The date of this prospectus supplement is December 15, 2006

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About this Prospectus	4
The Company	4
Risk Factors	5
Forward-Looking Statements	5
Ratio of Earnings to Fixed Charges	6
Use of Proceeds	6
The Securities We May Offer	7
Description of Common Stock	7
Description of Debt Securities	8
Description of Warrants	9
Description of Units	11
Legal Ownership of Securities	12
Plan of Distribution	15
Legal Matters	18
Experts	18
Where You Can Find More Information	18
Incorporation of Information Filed With the SEC	18

This prospectus supplement is a supplement to the accompanying prospectus that is also part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell up to an aggregate amount of $40,000,000 of our securities in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering and certain other information. You should read this prospectus supplement, along with the accompanying prospectus, carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading, "Where You Can Find More Information."

As used in this prospectus, the terms "we", "our", "us" or "the Company" refer to Mechanical Technology Incorporated and its consolidated subsidiaries, taken as a whole, unless the context otherwise indicates.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus supplement and in the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering of our securities in two separate documents:

  the accompanying prospectus, which provides general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering; and
  this prospectus supplement, which provides specific information regarding the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus.

Generally, when we refer to this "prospectus," we are referring to both documents combined. Additional information is incorporated by reference in this prospectus. See "Where You Can Find More Information." If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the "Description of Common Stock" section in the accompanying prospectus. For a more complete description of the warrants, see the "Description of the Warrants" section in this prospectus supplement.
Securities we are offering:	Units consisting of 6,055,556 shares of common stock and warrants to purchase up to 3,027,778 shares of common stock.
Common stock to be issued and outstanding immediately after the offering:	40,758,956 assuming the exercise in full of the warrants.
Description of warrants:	The warrants will be exercisable at any time on or after June 21, 2007 and will be available for exercise until December 19, 2011 at an exercise price of $2.27 per share.
Use of proceeds after expenses:

We intend to use the proceeds from this offering to fund our research and development, product commercialization, development of manufacturing processes, potential acquisitions and for other general corporate purposes. See "Use of Proceeds."

Nasdaq Global Market symbol for our common stock:	MKTY

RISK FACTORS

Any investment our securities involves significant risks. You should consider carefully the following information about these risks, together with the other information contained in this prospectus supplement, the accompanying prospectus and the additional information in our reports and other documents on file with the SEC that are incorporated by reference, before you decide to buy any of our securities. The following risk factors relate to this offering and are in addition to the risk factors incorporated by reference in the accompanying prospectus.

We may be unable to raise additional capital to complete our product development and commercialization plans and the failure to complete such development and commercialization plans will materially adversely affect our business plans, prospects, results of operations and financial condition.

Our cash requirements depend on numerous factors, including completion of our product development activities, our success in commercializing our Mobion® fuel cell systems and market acceptance of Mobion® fuel cells. Before we can successfully commercialize Mobion® fuel cells, we must complete a number of critical activities, and certain events must occur, including further product development; manufacturing process development; development of large-scale production capabilities; completion, refinement and management of our supply chain; completion, refinement, and management of our distribution channel; and further work on codes and standards critical to consumer acceptance, including the existence of federal regulations that permit methanol in the passenger compartment of passenger airplanes. All of this will be expensive and require significant capital resources that are well in excess of all current resources available to us. We believe that we will need to raise additional funds to achieve commercialization of Mobion® fuel cells. However, we do not know whether we will be able to secure additional funding, or funding on acceptable terms, to pursue our commercialization plans. We can raise funds in four ways: sale of our Plug Power Inc. ("Plug Power") shares, sale of our Company's stock, sale of MTI MicroFuel Cells Inc.'s ("MTI Micro") stock and sale of other assets. Pursuant to our amended agreement with Fletcher International Ltd. ("Fletcher"), they have the right to invest up to an additional $20 million in our common stock. However, there can be no assurances that Fletcher will exercise such right. If Fletcher does not exercise its additional investment rights we may be forced to increase the number of Plug Power shares sold to fund operations, or reduce spending on micro fuel cell development. If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current shareholders will be reduced. If adequate funds are not available to satisfy either short or long-term capital requirements, we may be required to limit operations in a manner inconsistent with our development and commercialization plans, which would materially adversely affect our business plans, prospects, results of operations and financial condition in future periods.

We are dependent on continued government funding for new energy research and development and MTI Instruments product sales. The loss of such contracts and the inability to obtain additional contracts may have a material adverse effect on our business plans, prospects, results of operations, cash flows and financial condition.

A large portion of revenues at MTI Instruments Inc. ("MTI Instruments") and MTI Micro for the next several years may come from government contracts. We can offer no assurance that we will be able to secure continued government funding. The loss of such contracts and the inability to obtain additional contracts could materially adversely affect our business plans, prospects, results of operations, cash flows and financial condition.

We may not successfully develop our new technology and the failure to do so will materially adversely affect our business plans, prospects, results of operations and financial condition.

Direct methanol fuel cells ("DMFCs") are a new technology with many technical and engineering challenges still to be resolved. We cannot assure that we will be able to successfully resolve the technical and engineering challenges of DMFCs, or if we are successful, that such solutions will be commercially viable. Resolution of these technical and engineering issues requires substantial resources including financial, managerial and technical resources. We cannot assure that all the necessary resources will be available to the degree, and at the times, they are needed. If we are unable to successfully develop Mobion® fuel cells, our business plans, prospects, results of operations and financial condition would be materially adversely affected.

Current commitments for joint development, distribution, marketing and investment by The Gillette Company ("Gillette") and its Duracell division may be subject to early termination and any such early termination will have material adverse consequences on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

Gillette and its Duracell division's commitments in the strategic alliance agreement and the other agreements entered into as a part of the strategic alliance transaction (including those commitments relating to joint development, distribution, marketing and investment) with MTI Micro are subject to early termination. Either MTI Micro or Gillette may terminate the strategic alliance agreement for cause at any time and at certain pre-defined periods of time, if technical milestones are not completed to the satisfaction of the other party. Gillette may also terminate the strategic alliance agreement prior to mass market commercialization if it decides not to establish fuel refill manufacturing capability.

The investment agreement with Gillette may be terminated if the strategic alliance agreement is terminated. In addition, any future investment by Gillette is conditioned upon MTI Micro reaffirming that the representations and warranties in the investment agreement are true as of the date of such investment. These representations and warranties include statements concerning ownership of intellectual property, and affirmations that MTI Micro is not infringing on the intellectual property of others and others are not infringing on MTI Micro's intellectual property. At this time we cannot determine whether MTI Micro will be able to make these statements as of the date of any potential future investments by Gillette, and the inability to make such statements could result in Gillette terminating the investment agreement.

Termination of MTI Micro's agreements with Gillette and its Duracell division would have material adverse consequences on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

MTI Micro may never complete the development of commercially acceptable Mobion® fuel cell products and may not be able to achieve profitable commercialization of its products in the military/industrial and consumer market on the timetable it anticipates, or at all, and any such delay or failure would have material adverse consequences on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

We cannot guarantee that MTI Micro will be able to develop commercially viable Mobion® fuel cell products in the military/industrial and consumer market on the timetable it anticipates, or at all. The commercialization of Mobion® fuel cell products requires substantial technological advances to improve the efficiency, functionality, reliability, cost, performance and environmental operating latitude of these systems and products and to develop commercial volume manufacturing processes for these systems and products. We cannot guarantee that MTI Micro will be able to develop the technology necessary for commercialization of Mobion® fuel cell products, or acquire or license the required technology from third parties. MTI Micro's failure to develop the technology necessary for high-volume commercialization of Mobion® fuel cells that are reliable, cost effective and present a value proposition to the customer will, in each case, have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

A mass market for fuel cells may never develop or may take longer to develop than we anticipate.

Fuel cell systems represent emerging technologies, and we do not know whether consumers will adopt these technologies on a large scale or whether Original Equipment Manufacturers ("OEMs") will incorporate these technologies into their products. In particular, if a mass market fails to develop, or develops more slowly than anticipated, for methanol portable power applications, we may be unable to recover our expenditures to develop our fuel systems and may be unable to achieve or maintain profitability, any of which could negatively impact our business. Estimates for the development of a mass market for fuel cell products and systems have lengthened in recent years. Many factors that are beyond our control may have a negative effect on the development of a mass market for fuel cells and our fuel systems for methanol applications. These factors include the following:

  cost competitiveness and physical size of fuel cell systems and components;
  availability, future costs and safety of methanol, natural gas and other potential fuel cell fuels;

  consumer acceptance of methanol or alternative fuel products;
  government funding and support for the development of methanol fuel cells for portable applications;
  the willingness of OEMs to replace current technology;
  consumer perceptions of methanol systems;
  regulatory requirements; and
  emergence of newer, breakthrough power technologies and products.

Our cost to produce our current Mobion® fuel cell product exceeds the amount for which we can currently sell such product. If we are unable to reduce the costs of our Mobion® fuel cells, it will have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

The commercialization of MTI Micro's Mobion® fuel cell products depends upon MTI Micro's ability to significantly reduce the costs of these systems and products, since they are currently substantially more expensive than systems and products based on existing technologies, such as rechargeable batteries.

The price of our fuel cell products is dependent largely on material and other manufacturing costs. We are unable to offer any assurance that either we or a contract manufacturer will be able to reduce costs to a level which will allow production of a competitive product that the consumer finds attractive or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

The production costs of our initial industrial product were higher than its sales price. We recognize that successfully implementing our strategy and obtaining a significant share of the military, industrial and consumer markets requires that we offer our direct methanol fuel cell products at competitive prices, which can only be accomplished when production costs are cut substantially from current levels. If we are unable to produce direct methanol fuel cell products at competitive prices relative to alternative technologies and products, our target market customers will be unlikely to buy our fuel cell products.

The failure to achieve cost reductions may materially adversely affect MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

Gillette may not be able to achieve commercialization of fuel refills on the timetable we anticipate, or at all, and the delay or failure to achieve such commercialization would have material adverse consequences on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

We cannot guarantee that Gillette will be able to, or will choose to, develop, acquire or license commercially viable fuel refills for Mobion® fuel cell products on the timetable we anticipate, or at all. The commercialization of fuel refills for Mobion® fuel cell products requires substantial technological advances to improve the efficiency, functionality, reliability, cost and performance of these systems and products and to develop commercial volume manufacturing processes for these systems and products. Gillette's failure to supply fuel refills would have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

A viable market for micro fuel cell systems may never develop or may take longer to develop than we anticipate. If a market for fuel cells does not develop or is delayed, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Micro fuel cell systems for portable electronic devices represent an emerging market, and we do not know the extent to which our targeted distributors and resellers will want to purchase them and whether end-users will want to use them. The development of a viable market for our systems may be impacted by many factors that are out of our control, including:

  the cost competitiveness of other micro fuel cell systems;

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  the future costs of materials used to build our systems;
  consumer reluctance to try a new product;
  consumer perceptions of our systems' safety;
  regulatory requirements;
  improvements in existing rechargeable battery technology; and
  the emergence of newer, more competitive technologies and products.

If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our product and we may be unable to achieve profitability, each of which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our first field test ready military application Mobion® fuel cell product could fail due to technical, customer acceptance, safety or other reasons. Any such failure could have a material adverse effect on MTI Micro's and the Company's business plans and prospects.

We anticipate having field test ready military application Mobion® fuel cell products available for sale by the end of 2006. We may experience problems with the fuel cells, including reliability issues, run time, customer acceptance or safety. If the fuel cells experience failures, it could result in a material adverse effect on MTI Micro's and the Company's business plans and prospects.

Alternatives to our technology could render our systems obsolete prior to commercialization, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our Mobion® fuel cells are one of a number of alternative portable power energy solutions being developed as replacements for batteries, including thin film batteries, extended life lithium batteries and other types of fuel cell technologies. Technological advances in existing battery technologies or other fuel cell technologies may render our micro fuel cell systems obsolete and this would materially adversely affect our business plans, prospects, results of operations and financial condition.

MTI Micro is dependent upon external OEMs to purchase certain of its products and integrate Mobion® fuel cells into their products. If external OEMs do not purchase and integrate Mobion® fuel cells into their products, our market will be very limited, which could have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

To be commercially useful, certain of our Mobion® fuel cells must be integrated into products manufactured by OEMs. We cannot guarantee that OEMs will manufacture appropriate products or, if they do manufacture such products, that they will choose to use Mobion® fuel cells. Any integration, design, manufacturing or marketing problems encountered by OEMs could adversely affect the market for Mobion® fuel cells, which could have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

In order to achieve mass commercialization of Mobion® fuel cells, customers must be able to carry methanol fuel inside the passenger compartment of commercial airlines. If current airline, Federal Aviation Administration ("FAA") and certain international regulations do not change, passengers will be unable to carry non-dilute methanol in the passenger compartments of airplanes, which will have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

Current airline and FAA regulations and certain international laws, regulations and treaties limit the amount and concentration of methanol that any passenger can carry aboard passenger planes. We believe that these regulations must change for mass commercialization of Mobion® fuel cell products to be possible. If pending regulatory changes are approved by the International Civil Aviation Organization, this will permit direct methanol micro fuel cells and refill cartridges to be carried in the passenger compartment of airplanes. If these regulations do not change, it would materially adversely affect MTI Micro's ability to achieve mass commercialization of Mobion® fuel cell products and have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

In connection with the 2004 private placement, we may have to (1) sell shares of our common stock at prices which result in substantial dilution to our shareholders, and (2) issue additional shares of our common stock to Fletcher at prices that may be substantially below market value at the time of issuance without any payment required by Fletcher, which would cause our shareholders to suffer additional dilution.

After giving effect to the 1,261,829 shares of common stock we issued to Fletcher on December 22, 2004 (as well as all shares issued or to be potentially issued to Fletcher in connection with our failure to satisfy the registration requirement), the 2004 private placement provided Fletcher additional investment rights to purchase up to an additional $20 million of our common stock at a price equal to $6.34 per share (subject to adjustment). This price has been reduced to $6.023 per share due to our failure to satisfy the registration requirement, and may be further reduced due to, among other things, continuing failure to satisfy such registration requirement. Any exercise of the additional investment rights could result in sales of our common stock at prices that are below the market price for our common stock at the time the investment right is exercised and could result in substantial dilution to our shareholders.

Our agreement with Fletcher also provides that Fletcher will receive additional shares of our common stock with respect to shares it already owns, and the exercise price and term relating to unexercised additional investment rights will be adjusted to the benefit of Fletcher, each upon the occurrence of certain events or circumstances, some of which are beyond our control, including:

  issuances of our equity securities at a price below $7.048 per share (which is the price Fletcher paid in connection with its initial $10 million investment) or issuances of our equity securities at a price below $6.34 per share (which was the original exercise price relating to the additional investment rights);
  our failure to satisfy certain requirements relating to registering the resale of shares issued or issuable to Fletcher pursuant to the securities laws;
  a change in control of our Company; and
  a restatement of our financial results.

In any event, 8,330,411 shares is the maximum number of shares of our common stock we may be required to issue to Fletcher, which amount includes the 1,418,842 shares issued on January 29, 2004, the 1,261,829 shares issued on December 22, 2004 and the 66,413 registration penalty shares issued on April 20, 2005.

In connection with the 2004 private placement, we are responsible for having the resale of shares purchased by Fletcher registered with the SEC within defined time periods and subject to penalties if the shares are not registered with the SEC within those defined time periods.

Pursuant to our agreement with Fletcher, we are obligated, within ten business days after the closing of the purchase of any additional shares by Fletcher pursuant to rights issued in connection with the 2004 Private Placement, to file a registration statement with the SEC covering the resale of all such shares. We are also obligated to cause each of those registration statements to be declared effective not more than sixty (60) days after the closing of the purchase of such shares, or if the registration statement is reviewed by the SEC, not more than ninety (90) days after the closing of the purchase of such shares. If we fail to file the registration statements or if the registration statement fails to become effective as set forth above, we must issue to Fletcher a number of additional shares to reflect the number of shares it would have acquired if its purchase price was based on the actual exercise price reduced by five percent for each month in which we fail to satisfy our obligations and adjust the exercise price for the additional investment rights to such lower price. In addition, such failure may result in an extension of the investment term for each day we fail to satisfy our registration obligations. The Company initially filed a Registration Statement on January 6, 2005 which was within ten business days after the closing of the purchase of additional shares by Fletcher on December 22, 2004. The 90-day deadline for this Registration Statement to be declared effective was March 22,

2005. Since the Registration Statement was declared effective on April 21, 2005, we failed to meet the March 22, 2005 deadline and therefore were required to issue 66,413 additional shares of common stock to Fletcher without any payment required on its part.

The sale of a substantial amount of our common stock in the public market could materially decrease the market price of our common stock.

The Company agreed as part of the 2004 Private Placement with Fletcher to register for resale shares of our common stock owned by Fletcher. If Fletcher exercised its remaining investment right and a substantial amount of our common stock were sold in the public market, or even targeted for sale, it could have a material adverse effect on the market price of our common stock and our ability to sell common stock in the future.

Current shareholders may be diluted as a result of additional financings.

If we raise additional funds through the sale of equity or convertible debt securities in either the Company or MTI Micro, current shareholders' percentage ownership will be reduced. In addition, these transactions may dilute the value of common stock outstanding. Moreover, we may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot assure that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We may be involved in intellectual property litigation that causes us to incur significant expenses or prevents us from selling our products, which could have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

In recent years, hundreds of fuel cell patents have been issued worldwide. Many of these patents are broadly written and encompass basic and fundamental theories of how fuel cells should or could work. As we continue to develop our technology, our designs may infringe the patent or intellectual property rights of others. Whether our technology infringes or not, MTI Micro and our Company may become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others. We may also commence lawsuits against others who we believe are infringing upon MTI Micro's rights. Involvement in intellectual property litigation could result in significant expense to MTI Micro and our Company, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. In the event of an adverse outcome as a defendant or plaintiff in any such litigation, MTI Micro and the Company may, among other things, be required to:

  pay substantial damages;
  cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property;
  expend significant resources to develop or acquire non-infringing intellectual property;
  discontinue processes incorporating infringing technology; or
  obtain licenses to the infringing intellectual property.

We cannot guarantee that MTI Micro or the Company would be successful in such development or acquisition or that such license would be available upon reasonable terms. Any such development, acquisition or license could require the expenditure of substantial time and other resources and could have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

MTI Micro's products use potentially dangerous, flammable fuels, which could subject its business and the Company to product liability claims. Any such lawsuits or claims could have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

The sale of Mobion® fuel cells exposes MTI Micro and the Company to potential product liability claims that are inherent in methanol and products that use methanol. Methanol is flammable and therefore potentially dangerous. Any accidents involving MTI Micro's products or other methanol-based products could materially impede widespread market acceptance and demand for DMFCs which could have a material adverse effect on MTI Micro's and the Company's business plans and prospects. In addition, MTI Micro may be held responsible for damages beyond the scope of its insurance coverage. We also cannot predict whether MTI Micro will be able to maintain its insurance coverage on acceptable terms. Damages beyond the scope of MTI Micro's insurance coverage or the inability to maintain insurance coverage on acceptable terms would have a material adverse impact on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

Our competitors may develop a more cost effective, better product and bring that product to market faster than we can. If we do not create a competitive DMFC product or we are late to market, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

There are a number of other companies developing DMFCs. Some of our competitors may have better access to resources and capital than we do. Some of our competitors are much larger and have better access to manufacturing capacity, supply chains and distribution channels than we do. Some of our competitors may resolve technical or engineering issues before we do. Accordingly, one or more of our competitors may bring a mass commercial product to market before we do. In addition, one or more of our competitors may make a better or more cost effective product than we can make. Failure to get to market with the best and most cost competitive DMFC product before our competitors would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We have limited experience manufacturing fuel cell systems on a commercial basis. If we do not achieve the necessary manufacturing capabilities, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

To date, we have focused primarily on research and development and have limited experience manufacturing micro fuel cell systems on a commercial basis. We plan to manufacture our fuel cell products through third-party contract manufacturers. We can offer no assurance that either we, our contract manufacturers or any other party we partner with to volume-produce our products will develop efficient, automated, low-cost manufacturing capabilities and processes to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our fuel cell products. Even if we or our contract manufacturers are successful in developing such manufacturing capability and processes, we do not know whether we or they will be timely in meeting our product commercialization schedule or the production and delivery requirements of potential customers. Failure to develop or procure such manufacturing capabilities will have a material adverse effect on the Company's business plans, prospects, results of operations and financial condition.

We may not be able to establish additional strategic relationships that we will need to complete our product development and commercialization plans. If we are unable to develop necessary strategic relationships on terms that are acceptable to us, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We believe that we will need to enter into additional strategic relationships in order to complete our current product development and commercialization plans on schedule. If we are unable to identify or enter into a satisfactory agreement with potential partners, we may not be able to complete our product development and commercialization plans on schedule or at all, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition. We may also need to scale back these plans in the absence of a partner, which would materially adversely affect our future business plans, prospects, results of operations and financial condition. In addition, any arrangement with a strategic partner may require us to issue a material amount of equity securities to the partner or commit significant financial resources to fund our product development efforts in exchange for their assistance or the contribution to us of intellectual property. Any such issuance of equity securities would reduce the percentage ownership of our then current shareholders, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We will rely on our partners to develop and provide components for our Mobion® fuel cell systems. If our partners do not meet our quality, quantity, reliability or schedule requirements, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We depend on third parties to supply many of the components of our Mobion® fuel cell systems. A supplier's failure to develop and supply components in a timely manner, or to develop or supply components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, would harm our ability to manufacture our fuel cell systems. In addition, to the extent that our supply partners use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable components from alternative sources. Failure to do so will have a material adverse effect on our business plan, prospects, results of operations and financial condition.

Platinum is a key material in our micro fuel cells.

Platinum is a scarce natural resource and we are depending upon a sufficient supply of this commodity. While we do not anticipate significant near or long-term shortages in the supply of platinum, any such shortages would adversely affect our ability to produce commercially viable fuel cell systems or significantly raise our cost of producing our fuel cell systems.

Our inability to deliver a commercially viable Mobion® fuel cell on time, or at all, will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We anticipate having field test ready military application Mobion® fuel cell product available for sale by the end of 2006. There may be technical or engineering challenges we have not anticipated, issues of reliability for our device, an inability for our device to be integrated into existing electronic devices, difficulties in obtaining materials or components, or problems with manufacturing or distribution, and many other problems that we have not, and perhaps could not anticipate. All of these issues could delay or prohibit further releases of additional Mobion® fuel cell products, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Failure to achieve future product development and the timing associated with entry into the military, industrial or consumer market or commercialization milestones will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We have established aggressive product development and commercialization milestones and dates for achieving development goals related to technology and design improvements. We use these milestones to assess our progress towards developing commercially viable fuel cell systems. Delays in our product development will likely have a material impact on our commercialization schedule. If we experience delays in meeting our development goals or if our micro fuel cell systems exhibit technical defects or if we are unable to meet cost, performance or manufacturing goals, including power output, useful life and reliability, our commercialization schedule will be delayed. In this event, potential purchasers of our initial commercial systems may choose alternative technologies and any delays could allow potential competitors to gain market advantages. We cannot assure that we will successfully achieve our milestones in the future and the failure to achieve such milestones would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our inability or failure to manage change effectively may have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We continue to undergo rapid change in the scope and breadth of our operations as we advance the development of our micro fuel cell products. Such rapid change is likely to place a significant strain on our senior management team and other resources. We will be required to make significant investments in our engineering, logistics, financial and management information systems and to motivate and effectively manage our employees. Our business plans, prospects, results of operations and financial condition could be harmed if we encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid change.

Our share price could be subject to extreme price fluctuations, and shareholders could have difficulty trading shares.

The markets for high technology companies in particular have been volatile, and the market price of our common stock, which is traded on the Nasdaq Global Market under the symbol "MKTY", has been and may continue to be subject to significant fluctuations. Fluctuations could be in response to operating results, announcements of technological innovations or new products by us, or by our competitors, patent or proprietary rights developments, and market conditions for high technology stocks in general. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that sometimes have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of our common stock and the ability of shareholders to dispose of our common stock.

General economic conditions may affect investors' expectations regarding our financial performance and adversely affect our stock price, which may result in a material adverse effect on our business plans, prospects, results of operations and financial condition.

Certain industries in which we sell and intend to sell products, such as the energy and semiconductor industries are highly cyclical. In the future, our results may be subject to substantial period-to-period fluctuations as a consequence of the industry patterns of our customers, general or regional economic conditions, and other factors. These factors may also have a material adverse effect on our business plans, prospects, results of operations and financial condition.

The loss of key employees may have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our success will depend, in large part, upon our ability to attract, motivate and retain highly qualified scientists and engineers, as well as highly skilled and experienced management, sales and technical personnel. Competition for these personnel is intense, and there can be no assurance that we will be successful in attracting, motivating or retaining key personnel. Our success depends to a significant extent upon a number of key employees, including members of senior management. The loss of the services of one or more of these senior executives or key employees, or the inability to continue to attract qualified personnel, could delay product development cycles or otherwise harm our business and could have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We have incurred losses and anticipate continued losses. If we do not become profitable and sustain profitability, it will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

As of September 30, 2006, we had an accumulated deficit of $92,049 thousand. For the nine months ended September 30, 2006, our net loss was $10,331 thousand, which includes a net gain of $3,810 thousand from sales ofsecurities available for sale and an operating loss of $13,762 thousand. We expect to continue incurring net losses from operations until we can produce sufficient revenues to cover costs. In order to achieve profitability, we must successfully achieve all or some combination of the following:

  develop new products for existing markets;
  sell these products to existing and new customers;
  increase gross margins through higher volumes and manufacturing efficiencies;
  control operating expenses; and
  develop and manage distribution capability.

Furthermore, we anticipate that we will continue to incur losses until we can produce and sell our fuel cell systems on a large-scale and cost-effective basis. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future. Failure to do so will have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our resources available to fund operations may fluctuate as the value of Plug Power's share price fluctuates, and could result in our requiring additional funding sooner than anticipated.

A primary asset of the Company is the shares of Plug Power common stock it owns. As of September 30, 2006, the Company owned 2,789,936 shares of common stock in Plug Power, which is a publicly traded company. The market price of the Plug Power common stock may fluctuate due to market conditions and other conditions over which the Company has no control. Fluctuations in the market price of Plug Power's common stock may result in a reduction of resources available to fund operations which could result in our requiring additional funding sooner than anticipated.

Our alliance agreement with Samsung Electronics Co., Ltd. ("Samsung") is subject to early termination if we cannot supply to them acceptable prototypes.

The agreement between MTI Micro and Samsung dated May 16, 2006 contains two prototype delivery dates - October 31, 2006 and April 30, 2007. Both prototype deliveries have explicit technological specifications that have not been accomplished previously by MTI Micro. MTI Micro delivered the first set of prototypes, now being evaluated by Samsung for acceptance. If MTI Micro experiences delays in its prototype deliveries, or if MTI Micro is unable to produce a prototype to meet these specifications, Samsung has the option to cancel the agreement and MTI Micro would not receive any further payments under this agreement. Termination of MTI Micro's agreement with Samsung would have a material adverse effect on MTI Micro's and the Company's business plans, prospects, results of operations and financial condition.

There is no public market for the warrants to purchase common stock sold in this offering.

There is no established trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

We have broad discretion over the use of the net proceeds from this offering.

We have broad discretion to allocate the net proceeds of this offering. We expect a major use of these proceeds will be research and development, product commercialization of DMFCs, development of manufacturing processes, and potential acquisitions of companies or technology in complementary fields.. The timing and amount of our actual expenditures, however, are subject to change and will be based on many factors, including:

  the results of our research and development and product testing;
  manufacturing, marketing and other costs associated with commercialization of our products;
  potential acquisitions; and

  the costs involved in preparing, filing, prosecuting, maintaining and enforcing patents or defending ourselves against competing technological and market developments.

Our management will determine, in its sole discretion, how to allocate these proceeds. If we do not wisely allocate the proceeds, our ability to carry out our business plan may be harmed.

FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference include some "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate", "estimate", "plans", "projects", "continuing", "ongoing", "expects", "management believes", "we believe", "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

  our need to raise additional financing;
  our ability to secure continued government funding;
  the potential for early termination of our agreement with Gillette and its Duracell division;
  risks related to developing Mobion® direct methanol micro fuel cells and whether we will ever successfully develop commercially viable Mobion® fuel cell systems;
  our inability, or Gillette's inability, to develop Mobion® fuel cell systems or fuel refills on our planned schedule;
  market acceptance of Mobion® fuel cell systems;
  risks related to our first field test ready military application Mobion® fuel cell product including technical, customer acceptance and safety;
  our dependence on Original Equipment Manufacturers integrating Mobion® fuel cell systems into their devices;
  the potential for early termination of our agreement with Samsung if we cannot supply them with acceptable prototypes;
  the need for current regulations to change to permit methanol to be carried onto airplanes for Mobion® fuel cell systems to achieve mass market commercialization;
  Fletcher's decision whether to exercise its additional investment rights and the price at which Fletcher purchases shares;
  risks related to the flammable nature of methanol as a fuel source;
  our history of losses;
  intense competition in the direct methanol fuel cell and instrumentation businesses;
  risks related to protection and infringement of intellectual property;
  the historical volatility of our stock price;
  risks relating to the market price of the Plug Power common stock that we own; and
  general market conditions.

Because the risk factors referred to above, as well as the risk factors described in detail beginning on page S-2 of this prospectus supplement and incorporated by reference in the accompanying prospectus, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. Moreover, new factors that may impact those forward-looking statements may emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of any single factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of securities we are offering will be approximately $10.3 million, assuming we sell the maximum number of shares offered hereby. "Net proceeds" is what we expect to receive after paying the placement agent fees and other expenses of the offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We will not receive any proceeds from the common shares issuable upon exercise of the warrants we are offering unless and until such warrants are exercised. If the warrants were fully exercised, we would receive additional proceeds of $6.9 million. We will not pay the placement agents any fee with respect to shares of our common stock issued upon exercise of the warrants.

We currently intend to use the net proceeds from the sale of the securities offered by this prospectus to fund:

  research and development;
  product commercialization;
  development of manufacturing processes; and
  potential acquisitions of technology companies or technology in complementary fields.

We also plan to use the proceeds for working capital and general corporate purposes. Pending our use of the net proceeds from this offering as described above, we intend to invest the net proceeds in money market funds registered under the Investment Company Act of 1940, certificates of deposit and commercial paper rated A-1/P-1.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including:

  the results of our research and development and product testing;
  manufacturing, marketing and other costs associated with commercialization of our products;
  potential acquisitions; and
  the cost of filing, prosecuting, defending and enforcing patent claims.

DILUTION

Our net tangible book value on September 30, 2006 was approximately $20.7 million, or $0.65 per share based on 31,675,622 shares of our common stock outstanding as of September 30, 2006. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares outstanding.

Assuming we sell all of the units offered by us by this prospectus supplement, at the offering price of $180.00 per unit and after deducting the placement agent fees and estimated offering expenses, our pro forma net tangible book value on September 30, 2006 would have been $31.0 million, or $0.82 per share.

The adjustments made to determine pro forma net tangible book value per share are the following:

  An increase in total assets to reflect the net proceeds of the offering assuming we sell the maximum number of shares offered hereby as described under "Use of Proceeds."
  The addition of the number of shares offered by this prospectus supplement to the number of shares outstanding, assuming we sell the maximum number of shares offered hereby.

Our pro forma net tangible book value per share calculation assumes no exercise of the warrants offered hereby and excludes any shares to be issued to Fletcher under the later issuance provision of our private placement agreement, as amended.

The following table illustrates the pro forma increase in net tangible book value of $0.82 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors:

Offering price per share		$1.80
Net tangible book value per share as of September 30, 2006	$0.65
Increase in net tangible book value per share attributable to the offering	0.17
Pro forma net tangible book value per share as of September 30, 2006, after giving effect to the offering	0.82
Dilution per share to new investors in the offering		$0.98

The following table shows the difference between existing shareholders and new investors with respect to the number of shares purchased from us, the total consideration paid and the average price paid per share. The table assumes that we have sold all of the 6,055,556 shares of common stock offered by us by this prospectus supplement at the offering price of $1.80 per share. This table also assumes no exercise of the warrants offered hereby and excludes any shares to be issued to Fletcher under the later issuance provision of our private placement agreement, as amended.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	31,675,622	84.0%	$124,860,000	92.0%	$3.94
New investors	6,055,556	16.0	10,900,000	8.0	1.80
Total	37,731,178	100.0%	$135,760,000	100.0%	$3.60

The number of shares of our common stock to be outstanding after the offering is based on 31,675,622 shares outstanding as of September 30, 2006 and excludes:

  5,571,628 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $4.01 per share;
  3,027,778 shares of common stock available for future issuance upon exercise of outstanding warrants at a weighted average exercise price of $2.27 per share; and
  2,089,067 shares of common stock available for future grant under our stock option plans.

PLAN OF DISTRIBUTION

We are offering the units, comprised of shares of common stock and warrants to purchase shares of common stock, through a placement agent. Subject to the terms and conditions contained in the agreement, dated December 15, 2006 (the "Placement Agreement"), Rodman & Renshaw, LLC has agreed to act as placement agent for the sale of up to 6,055,556 shares of our common stock and warrants to purchase up to an additional 3,027,778 shares of our common stock. The placement agent is not purchasing or selling any shares by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale any specific number or dollar amount of the shares, but has agreed to use commercially reasonable efforts to arrange for the sale of all of the shares and warrants offered hereby.

The placement agent proposes to arrange for the sale to one or more purchasers of the shares of common stock and the warrants to purchase shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus through subscription agreements between the purchasers and us. We will pay the placement agents a commission equal to 5% of the gross proceeds of the sales of the units. The placement agent will not receive any commission with respect to the shares of our common stock issuable upon exercise of the warrants. The table on the first page of this prospectus supplement shows the per unit and total cash commissions we will pay to the placement agent, assuming the sale of all the units offered pursuant to this prospectus supplement. We have also agreed to reimburse the placement agent up to $25,000 in expenses related to this offering.

Our obligation to issue and sell units to the purchasers is subject to the conditions set forth in the subscription agreements. The placement agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certifications from our counsel and our management.

The prospectus supplement and the accompanying prospectus will be distributed to all investors who agree to purchase the units, informing investors of the closing date as to such units. We currently anticipate that closing of the sale of 6,055,556 units will take place on or about December 20, 2006. Investors will also be informed of the date and manner in which they must transmit the purchase price for their units.

On the scheduled closing date, the following will occur:

  we will receive funds in the amount of the aggregate purchase price; and
  Rodman & Renshaw, LLC will receive the placement agent's commission in accordance with the terms of the placement agreement.

We estimate the total expenses of this offering which will be payable by us, excluding the commissions, will be approximately $75,000.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities. We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock for a period of 180 days after the offering as set forth in the subscription agreement.

The Placement Agreement with Rodman & Renshaw, LLC is included as an exhibit to our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission in connection with the consummation of this offering.

Our common shares are traded on the Nasdaq Global Market under the symbol "MKTY." The warrants to purchase common stock are not expected to be eligible for trading on any market.

The price per share for the shares included in the units and the exercise price of the warrants was determined based on negotiations with the purchasers and discussions with the placement agent.

The transfer agent for our common stock and warrants to purchase our common stock to be issued in this offering is American Stock Transfer & Trust Company.

DESCRIPTION OF COMMON STOCK

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under "Description of Common Stock" beginning on page 7 of the accompanying prospectus.

DESCRIPTION OF WARRANTS

We are offering warrants to purchase up to 3,027,778 shares of common stock. The material terms and provisions of the warrants being offered pursuant to this prospectus are summarized below:

Exercisability. The warrants will be exercisable beginning June 21, 2007 and will be available for exercise until December 19, 2011. The warrants will be exercisable upon surrender of the warrants to us and the payment in cash by the holder of the exercise price.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $2.27 per share. The number of shares deliverable and/or the exercise price of the warrants are subject to adjustment to reflect stock splits and dividends, distributions on our common stock, and similar corporate actions. The holders of the warrants are entitled to 20 days notice before the record date for certain distributions to holders of our common stock.

Transferability. The warrants may be transferred at the option of the holder upon surrender of the warrants to the Company with the appropriate instruments of transfer.

Effect of Merger, Consolidation or Sale of Assets. If certain "fundamental transactions," such as a merger, consolidation, sale of substantially all of our assets, tender offer or exchange offer with respect to our common stock or reclassification of our common stock, the holders of the warrants will be entitled to receive thereafter in lieu of our common stock, the consideration (if different from common stock), that the holders of our common stock received due to such "fundamental transaction." In addition, in the event of certain kinds of fundamental transactions, the holders of the warrants will have the option to receive an amount of cash equal to the value of the warrants as determined in accordance with a formula specified in the warrants.

LEGAL MATTERS

The validity of the issuance of the securities being offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's website at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the shares covered by this prospectus supplement and accompanying prospectus.

We incorporate by reference the documents listed below, except as modified by this prospectus supplement and the accompanying prospectus, and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than information furnished under Item 2.02, Item 7.01 or Item 8.01 of Form 8-K).

    Our Annual Report on Form 10-K for the year ended December 31, 2005;
    Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;
    Our Current Reports on Form 8-K, filed with the SEC on January 3, 2006, February 9, 2006, March 8, 2006, March 16, 2006, April 27, 2006, May 4, 2006, May 9, 2006, May 11, 2006, May 18, 2006, June 12, 2006, September 19, 2006 and November 9, 2006 (in each case, other than information that is furnished but deemed not to have been filed);

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Mechanical Technology, Inc.

431 New Karner Road

Albany, NY 12205

Attn: Investor Relations

(518) 533-2200

Information contained on our website is not part of this prospectus supplement. You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or in the accompanying prospectus.

PROSPECTUS

$40,000,000

Mechanical Technology Incorporated

Common Stock

Debt Securities

Warrants

Units

We may offer any combination of the securities described in this prospectus from time to time in the amounts, at prices and on terms to be determined at or prior to the time of the offering. We will provide you with specific terms of the applicable offered securities in one or more supplements to this prospectus.

You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Investing in our securities involves a high degree of risk, which are described in the section entitled "Risk Factors" in our most recent annual report on Form 10-K, our most recent quarterly report on Form 10-Q and in other documents we subsequently file with the Securities and Exchange Commission.

Our common stock is quoted and traded on the Nasdaq National Market under the symbol "MKTY". The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq National Market or any securities market or exchange of the securities covered by the prospectus supplement.

The securities may be offered directly to investors, to or through underwriters or dealers or through agents. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable over-allotment options, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

____________________________________________________________________________________

The date of this prospectus is May 18, 2006.

Table of Contents

Prospectus

You should rely only on the information incorporated by reference or contained in this prospectus and any prospectus supplement. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus or any prospectus supplement. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any prospectus supplement is correct only as of the date of this prospectus or such prospectus supplement relating to the offering, respectively, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under the shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $40,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell the securities offered, we will provide a prospectus supplement that will contain more specific information about the securities offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read carefully both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." This prospectus may not be used to offer to sell, to solicit an offer to buy, or to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

The Company

Mechanical Technology Incorporated, a New York corporation, was incorporated in 1961. We operate in two segments, the New Energy segment which is conducted through MTI MicroFuel Cells Inc., or MTI Micro, a majority-owned subsidiary, and the Test and Measurement Instrumentation segment, which is conducted through MTI Instruments, Inc., or MTI Instruments, a wholly-owned subsidiary.

At our MTI Micro subsidiary, we are primarily focused on the development and commercialization of advanced cord-free rechargeable power pack technology for portable electronics. MTI Micro has developed a patented, proprietary direct methanol fuel cell, or DMFC, technology called Mobion®, which generates electrical power using up to 100% methanol as fuel. MTI Micro's Mobion® technology is intended to replace current Lithium-Ion and similar rechargeable battery systems currently used by original equipment manufacturers in many hand held electronic devices such as personal digital assistants, smartphones and other accessories. We formed MTI Micro as a subsidiary on March 26, 2001 and currently own approximately 91% of the outstanding common stock of MTI Micro. The remaining 9% is owned by strategic partners, other investors, and MTI Micro employees and board members. In addition, directors and employees of MTI Micro also hold options to purchase shares of MTI Micro common stock representing approximately .36% of MTI Micro's outstanding common stock on a fully diluted basis as of March 31, 2006. Such options are vested or will vest within the next four years.

At our MTI Instruments subsidiary, we design, manufacture, and sell high-performance test and measurement instruments and systems. MTI Instruments was incorporated as a subsidiary on March 8, 2000 and has three product groups: general dimensional gaging, semiconductor and aviation. These products consist of electronic, computerized gaging instruments for position, displacement and vibration applications for the design, manufacturing and test markets; semiconductor products for wafer characterization of semi-insulating and semi-conducting wafers for the semiconductor market; and engine balancing and vibration analysis systems for both military and commercial aircraft.

We also co-founded and retain a minority interest in Plug Power Inc. (Nasdaq: PLUG), a developer of clean, reliable, on-site energy products.

Our headquarters are located at 431 New Karner Road, Albany, New York 12205, and our telephone number is (518) 533-2200. Our website is www.mechtech.com. Information on this website is not incorporated by reference into, and does not constitute any part of, this prospectus. Whenever we refer to "MTI," "we," "our," "us" or "the company" in this prospectus, we mean Mechanical Technology Incorporated and its subsidiaries, unless the context indicates otherwise.

Risk Factors

Investment in our securities involves a high degree of risk. You should carefully consider the risks described in the sections entitled "Risk Factors" contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, which have been filed with the SEC and are incorporated herein by reference, as well as other information in this prospectus and any accompanying prospectus supplement before purchasing any of our securities. Each of the risks described in these sections could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Forward-Looking Statements

This prospectus, any prospectus supplement and the documents we have filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus and any prospectus supplement contain forward-looking statements that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus or any prospectus supplement that are not statements of historical fact may be forward-looking statements. When we use the words "anticipates," "plans," "expects," "believes," "should," "could," "may," "will" and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. These factors include, among others:

    our need to raise additional financing;
    risks related to developing Mobion® direct methanol micro fuel cells and whether we will ever successfully develop commercially viable Mobion® fuel cell systems;
    the potential for early termination of our agreement with Gillette and its Duracell division;
    our inability, or Gillette's inability, to develop Mobion® fuel cell systems or fuel refills on our planned schedule;
    market acceptance of Mobion® fuel cell systems;
    risks related to our first field test ready military application Mobion® fuel cell product including technical challenges, customer acceptance, safety or other reasons;
    our dependence on original equipment manufacturers integrating DMFCs into their devices;
    the need for current regulations to change to permit methanol to be carried onto airplanes for Mobion® fuel cell systems to achieve mass market commercialization;
    any decision by Fletcher International, Ltd. ("Fletcher") whether to exercise its additional investment rights and the price at which Fletcher purchases shares;
    risks related to the flammable nature of methanol as a fuel source;
    our history of losses;

    intense competition in the DMFC and instrumentation businesses;
    risks related to protection and infringement of intellectual property;
    the historical volatility of our stock price;
    general market conditions; and
    other factors referred to in the "Risk Factors" sections of our most recent annual report on Form 10-K and quarterly report on Form 10-Q referenced above.

Except as may be required by applicable law, we do not undertake or intend to update or revise our forward-looking statements, and we assume no obligation to update any forward-looking statements contained in, or incorporated by reference into, this prospectus or any prospectus supplement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Ratio of Earnings to Fixed Charges

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represent income from continuing operations before minority interest. Fixed charges represent interest expenses, plus estimated interest within rental expense.
	3 Mos. Ended	Year Ended	Year Ended	Year Ended	Year Ended	3 Mos. Ended	Year Ended
	Mar. 31	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	Sept. 30,
	2006	2005	2004	2003	2002	2001	2001
Ratio of Earnings
to Fixed Charges	-	-	-	-	-	-	11

For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations before minority interests plus fixed charges. Fixed charges consist of interest expense and an estimated portion of rentals representing interest costs. For the three months ended March 31, 2006, the years ended December 31, 2005, 2004, 2003, and 2002 and the three months ended December 31, 2001, our earnings were insufficient to cover our fixed charges by approximately $3.264, $14.949, $9.121, $1.731, $1.569 and $17.161 million, respectively.

For the periods indicated above and as of the date of this prospectus, we have had no preference equity securities outstanding. Accordingly, a ratio of earnings to fixed charges is being presented in lieu of a ratio of earnings to combined fixed charges and preferred stock dividends.

Use of Proceeds

Unless we indicate otherwise in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus to fund:

    research and development;
    product commercialization;
    development of manufacturing processes; and
    potential acquisitions of technology companies or technology in complementary fields.

We also plan to use the proceeds for working capital and general corporate purposes. We may set forth additional information on the use of net proceeds from the sale of our securities in a prospectus supplement relating to the specific offering. Pending our use of the net proceeds from this offering as described above, we intend to invest the net proceeds in money market funds registered under the Investment Company Act of 1940, certificates of deposit and commercial paper rated A-1/P-1.

The prospectus supplement may not identify precisely the amounts we plan to spend on each of the uses of proceeds listed above, nor have we determined the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including:

    the results of our research and development and product testing;
    manufacturing, marketing and other costs associated with commercialization of our products;
    potential acquisitions; and
    the cost of filing, prosecuting, defending and enforcing patent claims.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. We may sell from time to time, in one or more offerings:

    common stock;
    various series of debt securities;
    warrants to purchase common stock; and
    units consisting of all or some of the securities listed above, in any combination.

In this prospectus, we refer to our common stock, debt securities, warrants and units collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $40,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Description of Common Stock

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation and by-laws, which are incorporated by reference into the registration statement which includes this prospectus. New York corporate law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below. Under our certificate of incorporation we are authorized to issue 75,000,000 shares of common stock, $.01 par value per share. As of May 9, 2006, we had 31,424,313 shares of common stock outstanding held by approximately 550 stockholders of record and we believe approximately 15,000 beneficial owners who hold stock at brokers under a "nominee" name.

Our common stock is listed on the Nasdaq National Market under the symbol "MKTY." Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. All outstanding shares of common stock are fully paid and non-assessable and all shares of common stock offered and sold pursuant to this prospectus and any prospectus supplement, upon delivery, will be fully paid and non-assessable.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.

General

We may enter into indenture agreements with respect to any debt securities we may offer. We would enter into separate indentures, with different trustees, for any and all senior debt securities and subordinated debt securities. We use the term "indentures" to refer to the senior indenture and the subordinated indenture, and we use the term "trustees" to refer to the several trustees under the indentures. The material terms of the indenture governing a series of debt securities will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939.

We conduct some of our operations through subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors include trade creditors, debt holders, secured creditors and taxing authorities.

Additional Information

We will describe in the applicable prospectus supplement the following terms relating to a series of debt securities:

    the title;
    any limit on the amount that may be issued;
    the maturity date;

    whether or not we will issue the series of debt securities in global form, and, if so, the terms and the name of the depository;
    the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
    whether or not the debt securities will be secured or unsecured, and the terms of any securities;
    the terms of the subordination of any series of debt securities;
    the terms on which any series of debt securities may be convertible into or exchangeable for common stock or other securities of ours, including (a) provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and (b) provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;
    the place where payments will be payable;
    our right, if any, to defer payment of interest and the maximum length of any such deferral period;
    the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
    the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;
    whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
    whether we will be restricted from incurring any additional indebtedness;
    a discussion of any material United States federal income tax considerations applicable to the debt securities;
    the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
    any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  the offering price and aggregate number of warrants offered;
  the currency for which the warrants may be purchased;
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;
  the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
  the terms of any rights to redeem or call the warrants;
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
  the dates on which the right to exercise the warrants will commence and expire;
  the manner in which the warrant agreement and warrants may be modified;
  a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;
  the terms of the securities issuable upon exercise of the warrants; and
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

    the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
    any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
    any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or if we issue the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

    how it handles securities payments and notices;
    whether it imposes fees or charges;
    how it would handle a request for the holders' consent, if ever required;
    whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
    how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
    if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security will be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.

Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

    an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
    an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities";
    an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
    an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
    the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
    the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
    financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

    if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
    if we notify any applicable trustee that we wish to terminate that global security; or
    if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Plan of Distribution

We may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

    through agents;
    to or through underwriters;
    through dealers; and
    directly to purchasers.

We may sell the securities being offered by this prospectus at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell the securities being offered by this prospectus in a particular offering, we will provide a prospectus supplement, which prospectus supplement will describe the terms of the offering of the securities, including:

  the name or names of any underwriters or agents;
  the purchase price of our securities being offered and the proceeds we will receive from the sale;
  any over-allotment options under which underwriters may purchase additional securities from us;
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;
  any public offering price; and
  any discounts or concessions allowed or re-allowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale, either on a firm-commitment or best efforts basis. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time, who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities on a continuing basis. We will name any agent involved in the offering and sale of the securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and describe their compensation. We may provide agents, underwriters and dealers with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters and dealers may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase shares before the distribution of the shares is completed. However, underwriters may engage in the following activities in accordance with the rules:

Stabilizing transactions - Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

  Over-allotments and syndicate covering transactions - Underwriters may sell more of our securities than they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over -allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.
  Penalty bids - If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.
  Passive market making - Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to certain limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, an underwriter's purchases to cover the syndicate short sales or to stabilize the market price of the securities may have the effect of raising or maintaining the market price of the securities or preventing or mitigating a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Legal Matters

The validity of the securities being offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

Experts

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and in accordance with its requirements file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected, and copies of these materials may be obtained upon payment of the prescribed fees, at the SEC's Public Reference Room, 100F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room. In addition, we are required to file electronic versions of these materials with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus and any prospectus supplement. This prospectus and any prospectus supplement are part of that registration statement, but do not contain all of the information set forth in the Registration Statement and the exhibits and the schedules to the Registration Statement. For further information with respect to us and our securities, you should read the Registration Statement, including its exhibits and schedules. Statements contained in this prospectus and any prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the corresponding exhibit. Copies of the Registration Statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the SEC's Public Reference Room, at the address listed above, or via the EDGAR database.

Incorporation of Information Filed With the SEC

The SEC allows us to incorporate by reference information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, except for any information superseded by information contained directly in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

Our Current Reports on Form 8-K, filed with the SEC on January 3, 2006, February 9, 2006, March 8, 2006, March 16, 2006, April 27, 2006, May 4, 2006, and May 9, 2006 (in each case, other than information that is furnished but deemed not to have been filed);

Our Quarterly Report on Form 10-Q, filed with the SEC on May 10, 2006;

Our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 14, 2006; and

Our Form 10, dated on or about February 20, 1973, with respect to our common stock.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and any prospectus supplement and prior to the completion of this offering of our securities will be deemed to be incorporated by reference into this prospectus and any prospectus supplement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any prospectus supplement, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any prospectus supplement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and any prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus and any prospectus supplement by requesting them in writing or by telephone from us at our executive offices at 431 New Karner Road, Albany, New York 12205, telephone number (518) 533-2200, Attention: Cynthia A. Scheuer.